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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 19, 2002

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Table of Contents

Items 1 — 4.	Not Applicable

Item 5.	Not Applicable

Item 6.	Not Applicable

Item 7.	Exhibits.

	99.1	Slide Package prepared for use by Jimmy C. Tallent, President and Chief Executive Officer and Rex S. Schuette, Executive Vice President and Chief Financial Officer of United Community Banks, Inc. for analyst presentation held in New York, New York, on March 19, 2002.

Item 8.	Not Applicable

Item 9.	Regulation FD Disclosure.

On March 19, 2002, Jimmy C. Tallent, President and Chief Executive Officer and Rex S. Schuette, Executive Vice President and Chief Financial Officer of United Community Banks, Inc. (the “Registrant”) presented information about United Community Banks, Inc. to industry analysts in connection with United’s initial listing on the Nasdaq Stock Market. The slides presented at the meeting are included herein as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette

March 19, 2002	Rex S. Schuette Executive Vice President and Chief Accounting Officer